Exhibit 4(j)

Certificate of Trust of Capitol Trust XIV

CERTIFICATE OF TRUST
OF
CAPITOL TRUST XIV

THIS CERTIFICATE OF TRUST OF CAPITOL TRUST XIV  (the “Trust”), is being duly executed and filed by Wells Fargo Delaware Trust Company, as Delaware Trustee, Lee W. Hendrickson, Bruce A. Thomas and Jeffrey D. Saunders, as Administrative Trustees, to form a Delaware statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

1.                                       NAME.  The name of the Delaware statutory trust formed hereby is Capitol Trust XIV.

2.                                       DELAWARE TRUSTEE.  The name and business address of the trustee of the Trust in the State of Delaware is Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801.

3.                                       EFFECTIVE DATE.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

Wells Fargo Delaware Trust Company,
as Delaware Trustee

By:	/s/	Tracy M. McLamb	,
Name: Tracy M. McLamb
Title: Vice President

/s/ Lee W. Hendrickson	,
as Administrative Trustee
Name: Lee W. Hendrickson

/s/ Bruce A. Thomas	,
as Administrative Trustee
Name: Bruce A. Thomas

/s/ Jeffrey D. Saunders	,
as Administrative Trustee
Name: Jeffrey D. Saunders

EXHIBIT 4(j)